Exhibit 10.6c
ALLIANT ENERGY CORPORATION
DIRECTOR RESTRICTED UNIT AGREEMENT
THIS RESTRICTED UNIT AGREEMENT (this “Agreement”) is made and entered into as of this _____th day of _________, 20__ (the “Award Date”) by and between Alliant Energy Corporation, a Wisconsin corporation (the “Company”), and [EMPLOYEE], a key employee of the Company (the “Employee”).
R E C I T A L S
WHEREAS, the Company has in effect the Alliant Energy Amended and Restated 2012 Director Long Term Incentive Plan (the “Plan”), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement and capitalized terms used herein which are not otherwise defined shall have the meaning set forth in the Plan;
WHEREAS, one of the purposes of the Plan is to permit the grant of various long-term incentive awards, including time-vesting restricted units (“DRUs”), to individuals selected by the Total Compensation Committee of the Company (the “Committee”);
WHEREAS, the Employee is now employed by the Company or an Affiliate of the Company in a key capacity and has exhibited judgment, initiative and efforts which have contributed materially to the successful performance of the Company and/or its Affiliates; and
WHEREAS, the Company desires the Employee to remain as an employee of the Company or its Affiliates and wishes to provide the Employee with the opportunity to secure or increase his or her compensation in order to develop even a stronger incentive to put forth maximum effort for the continued success and growth of the Company.
A G R E E M E N T
NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1.
Award. Subject to the terms of this Agreement and the Plan, the Employee is hereby granted [UNITS] DRUs on the Award Date with a vesting commencement date of __________, 20__ (the “Vesting Commencement Date”).

2.	Term; Vesting Schedule.

(a)	The “Term” is the period beginning on the Vesting Commencement Date and ending on __________, 20__.

(b)
Except as otherwise provided in this Agreement (including Section 9 below), each DRU will become earned and vested (each a “Vested DRU” and, collectively, “Vested DRUs”) on the last day of the Term set forth in Section 2(a), if the Employee is continuously employed with the Company or any of its Affiliates through the last day of the Term.

3.
Settlement of Award. The Award shall be paid in cash. The total amount of the Award shall be the Vested DRUs payable to the Employee multiplied by the per Share closing price of Company Stock on the last day of the Term, as reported by the New York Stock Exchange (or if not trading on that date, the per Share closing price on the last preceding date on which Shares were traded).

4.
Time of Payment. Except as otherwise provided in this Agreement (including Section 9 below), payment of Vested DRUs will be delivered as soon as practicable (but in any event within 75 days) following the last day of the Term set forth in Section 2(a).

5.
Retirement, Disability, or Death During the Term and Prior to a Change in Control. If the Employee’s employment with the Company and its Affiliates terminates during the Term and prior to a Change in Control because of the Employee’s Retirement (as defined below), Disability, or death, the full number of DRUs shall be treated as Vested DRUs, so long as the termination event occurs on or after the first anniversary of the Vesting Commencement Date. If the employment termination event occurs prior to the first anniversary of the Vesting Commencement Date, a pro-rated number of DRUs shall be treated as Vested DRUs, based on a fraction, the numerator of which is the number of months the Employee was employed during the Term and the denominator of which is 12. Any DRUs that do not become Vested DRUs automatically will terminate and be cancelled, without the payment of any consideration, on the date the Employee’s employment with the Company and its Affiliates terminates.

6.
Involuntary Termination Without Cause During the Term and Prior to a Change in Control. If the Employee’s employment with the Company and its Affiliates terminates after the first anniversary of the Award Date and prior to a Change in Control because of an Involuntary Termination without Cause (as defined below), a pro-rated number of

DRUs shall be treated as Vested DRUs, based on a fraction, the numerator of which is the number of months the Employee was employed following the Award Date and the denominator of which is 36. Any DRUs that do not become Vested DRUs automatically will terminate and be cancelled, without the payment of any consideration, on the date the Employee’s employment with the Company and its Affiliates terminates.

7.
Other Terminations of Employment. If the Employee’s employment with the Company and its Affiliates terminates prior to a Change in Control for any reason other than the Employee’s Retirement, Disability, Involuntary Termination without Cause, or death, or if the Employee is no longer in good standing with the Company prior to payment of the Award for any reason, the DRUs granted under this Agreement automatically will terminate and be cancelled on the date of such termination of employment without the payment of any consideration.

8.	Dividend Equivalents.

(a)
After the Term has ended (or, if a Change in Control occurs prior to the end of the Term, the effective date of the Change in Control), dividend equivalents (“Dividend Equivalents”) will be calculated and credited to the account of the Employee with respect to the number of Vested DRUs. Dividend Equivalents will be credited as additional DRUs, the number of which will be equal to the number of whole Shares that could be purchased with the amount of the Dividend Equivalents, based on the Fair Market Value of the Shares as of the dividend payment date and the number of Vested DRUs.

(b)
Any Dividend Equivalents credited to the Employee’s account pursuant to this Section 8 shall not be vested or paid until the dates of vesting or payment of the DRUs with respect to which such Dividend Equivalents are credited, and such Dividend Equivalents shall be subject to the same restrictions and other terms and conditions as apply to the DRUs with respect to which they were credited.

(c)
No Dividend Equivalents shall be credited to the Employee with respect to record dates occurring prior to the Award Date or with respect to record dates occurring on or after the date, if any, on which the DRUs are cancelled and terminated.

9.	Change in Control.

(a)
Notwithstanding anything to the contrary in the Plan, this Agreement, or the Employee’s employment agreement or any other agreement to which the Employee is a party, if a Change in Control occurs during the Term and the Employee’s employment does not terminate before the effectiveness of the Change in Control, then the DRUs automatically will vest and convert into a contractual right to receive a cash payment (the “Cash Payment Right”) in an amount equal to (i) the full number of DRUs (including any additional DRUs determined in accordance with Section 8(a)), multiplied by (ii) the per Share Fair Market Value as of the trading day immediately preceding the effective date of the Change in Control. After such conversion, no interest or Dividend Equivalents will be accrued, credited or paid with respect to a Cash Payment Right.

(b)
Notwithstanding anything to the contrary in the Plan, this Agreement, or the Employee’s employment agreement or any other agreement to which the Employee is a party, the Cash Payment Right shall be paid as soon as practicable (but in any event within 75 days) after the last day of the Term set forth in Section 2(a), provided that the Employee remains continuously employed by the Company or an Affiliate or any successor thereto through the last day of the Term. Notwithstanding the immediately preceding sentence, in the event that the Employee experiences a termination of employment due to the Employee’s Retirement (as defined below), Disability, or death or an involuntary termination of employment by action of the Company (or its successor) (other than a termination due to Cause) prior to the last day of the Term set forth in Section 2(a), the Cash Payment Right will be paid in accordance with the first sentence of this Section 9(b) as though the Employee remained continuously employed by the Company or an Affiliate or any successor thereto through the last day of the Term.

10.	Definitions.

(a)
“Involuntary Termination without Cause” shall mean that the Employee has been notified in writing that his or her position is being eliminated or significantly altered as a result of a substantial diminishment of responsibility or salary or as a result of a structured job elimination program implemented by management of the Company.

(b)
“Retirement” shall mean the Employee’s employment terminates (with the consent of the Company) after he or she has reached age 55 and the Employee’s age, in whole years, added to the number of whole years of the Employee’s continuous employment with the Company total 65 or more.

11.
Nontransferability of DRUs. The DRUs shall not be assignable, alienable, saleable or transferable by the Employee other than by will or the laws of descent and distribution prior to settlement of the Awards pursuant to Section 3 (or, if applicable, Section 9); provided, however, that the Employee shall be entitled, in the manner provided in Section 13 hereof, to designate a beneficiary to receive any cash issuable with respect to the Award upon the death of the Employee.

12.
Tax Withholding. The Company may deduct and withhold from any cash otherwise payable to the Employee such amount as may be required for the purpose of satisfying the Company’s obligation to withhold federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the

Employee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of, such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

13.
Designation of Beneficiary. The Employee shall be permitted to designate one or more beneficiaries (each, a “Beneficiary”) on a Company-approved form who shall be entitled to payouts hereunder, to the extent payouts are made, after the death of the Employee. The terms and conditions of any such designation (including any changes thereto by the Employee) shall be subject to the terms and conditions of such Company-approved beneficiary designation form. If no such beneficiary designation is in effect at the time of the Employee’s death, or if no designated Beneficiary survives the Employee or if such designation conflicts with law, the Employee’s estate acting through his or her legal representative shall be entitled to receive payouts hereunder, to the extent they are made, after the death of the Employee. If the Committee is in doubt as to the right of any person to the DRUs or any payout thereunder, the Company may refuse to settle such matter, without liability for any interest or dividends on the DRUs, until the Committee determines the person entitled to the DRUs or any payout thereunder, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

14.
Status of Employee. Neither the Plan nor the Award shall confer upon the Employee any right to continue as an employee of the Company or any of its Affiliates, nor to interfere in any way with the right of the Company to terminate the employment or directorship of the Employee at any time.

15.
Powers of the Company Not Affected. The existence of the DRUs shall not affect in any way the right or power of the Company or its shareowners to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock senior to or affecting the Shares or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

16.
Interpretation by the Committee. As a condition of the granting of the DRUs, the Employee agrees, for himself or herself and for his or her legal representatives or guardians, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

17.	Miscellaneous.

(a)
This Agreement shall be governed and construed in accordance with the internal laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof. As a condition of the granting of the DRUs, the Employee irrevocably consents to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Wisconsin.

(b)
The Plan and this Agreement set forth the entire understanding between the Company and the Employee with respect to the subject matter hereof and shall supersede in all respects, and the Employee hereby waives all rights under, any prior or other agreement or understanding between the parties with respect to such subject matter. For the avoidance of doubt, the Plan and this Agreement shall control in the event there is any express conflict between the Plan and this Agreement and any prior or other agreement or understanding between the parties.

(c)
This Agreement may not be amended or modified except by the written consent of the parties hereto. Notwithstanding the foregoing, the Committee need not obtain Employee (or other interested party) consent for any such action: (i) to the extent the action is deemed necessary by the Committee to comply with any applicable law; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment for the Company of any Award; (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Employee.

(d)	The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has hereunto affixed his or her hand as of the day and year first above written.
ALLIANT ENERGY CORPORATION
(the “Company”)
By: _______________________
Wayne A. Reschke
Its:     Senior Vice President

EMPLOYEE:
_______________________
Employee’s Signature

_______________________
Employee’s Printed Name